                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sections 240.14a-11(c) or 240.14a-12

                              Broadcom Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                                [BROADCOM LOGO]

                                                                  April 27, 2001

Dear Fellow Shareholder:

     We cordially invite you to attend Broadcom's Annual Meeting of Shareholders, which will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 a.m. Pacific Time on Tuesday, May 29, 2001. The formal meeting notice and Proxy Statement are attached.

     At this year's Annual Meeting, shareholders will be asked to elect five directors, to approve an amendment to our 1998 Stock Incentive Plan, to ratify the appointment of Ernst & Young LLP to serve as the Company's independent auditors for 2001, and to transact any other business that may properly come before the meeting.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed Proxy in the enclosed postage-paid envelope. If you decide to attend the meeting, you will be able to vote in person, even if you have previously submitted your Proxy. Should you wish to vote in person, please note carefully the information contained on page 2 of the Proxy Statement.

     We look forward to seeing you.

                                               Sincerely,

                                               /s/ Henry T. Nicholas
                                               Henry T. Nicholas III, Ph.D.
                                               President, Chief Executive
                                               Officer
                                               and Co-Chairman

                                [BROADCOM LOGO]

                              BROADCOM CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 2001
                            ------------------------

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Broadcom Corporation, a California corporation (the "Company"), will be held on Tuesday, May 29, 2001, at 10:00 a.m. Pacific Time at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect five directors to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

     2. To approve the amendment of the Company's 1998 Stock Incentive Plan, as amended and restated, to increase the number of shares of Class A common stock reserved for issuance under the plan by 25,000,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     All shareholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the postage-paid envelope enclosed for your convenience. Should you receive more than one Proxy because your shares are registered in different names or addresses, please be sure to sign and return each Proxy to assure that all of your shares will be voted. If your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder. Please see the discussion on page 2 of the Proxy Statement.

IF YOU PLAN ATTEND:

     PLEASE NOTE THAT ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT, AND PROOF OF OWNERSHIP OF THE COMPANY'S STOCK AS OF THE RECORD DATE, SUCH AS THE ENCLOSED PROXY OR A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                                          Sincerely,

                                         /s/ DAVID A. DULL
                                          David A. Dull
                                          Vice President of Business Affairs,
                                          General Counsel and Secretary

Irvine, California
April 27, 2001

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                [BROADCOM LOGO]
                              BROADCOM CORPORATION
                              16215 ALTON PARKWAY
                         IRVINE, CALIFORNIA 92618-3616
                          ---------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 2001
                          ---------------------------

GENERAL

     The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors of Broadcom Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 29, 2001 (the "Annual Meeting"), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. Pacific Time at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. These proxy solicitation materials were mailed on or about April 27, 2001 to all shareholders of the Company entitled to vote at the Annual Meeting.

VOTING; QUORUM

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 20, 2001, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 180,775,817 shares of the Company's Class A common stock, par value $0.0001 per share, were issued and outstanding, and 78,978,355 shares of the Company's Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of the Company's preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to herein as the "common stock." All share numbers and prices reported in this Proxy Statement reflect (i) the two-for-one stock split that was effected on February 17, 1999 through the payment of a dividend of one additional share of Class A common stock for every share of Class A common stock outstanding, and one additional share of Class B common stock for every share of Class B common stock outstanding, as of February 5, 1999 and (ii) the two-for-one stock split that was effected on February 11, 2000 through the payment of a dividend of one additional share of Class A common stock for every share of Class A common stock outstanding, and one additional share of Class B common stock for every share of Class B common stock outstanding, as of January 31, 2000.

     Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held.

     In the election of directors, the five nominees receiving the highest number of affirmative votes shall be elected. Proposals Two and Three require the approval of the affirmative vote of the holders of common stock representing a majority of the voting power present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

PROXIES

     Should you receive more than one Proxy because your shares are registered in different names or addresses, please be sure to sign and return each Proxy to assure that all of your shares will be voted. If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted IN FAVOR OF the election of each of the five nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld, and, if no contrary instructions are given, the Proxy will be voted IN FAVOR OF the approval of Proposals Two and Three. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with the Secretary of the Company at the Company's principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder.

SOLICITATION

     The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, telegram, facsimile, electronic or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at next year's Annual Meeting of Shareholders must be received by the Company no later than December 28, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before March 13, 2002. Please address any shareholder proposals to the Secretary of the Company at the Company's principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                            ------------------------

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

GENERAL

     Five directors are to be elected to the Company's Board of Directors at the Annual Meeting to hold office until their successors are duly elected and qualified. Each returned Proxy cannot be voted for a greater number of persons than the nominees named (five). Unless individual shareholders specify otherwise, each returned Proxy will be voted for the election of the five nominees who are listed below. If, however, any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

     The following table sets forth certain information concerning the nominees for directors of the Company as of April 20, 2001:

                                          DIRECTOR
              NAME                 AGE     SINCE         POSITIONS WITH THE COMPANY
              ----                 ---    --------       --------------------------
Henry T. Nicholas III, Ph.D.(1)..  41       1991      President, Chief Executive
                                                      Officer and Co-Chairman
Henry Samueli, Ph.D.(1)..........  46       1991      Vice President of Research &
                                                      Development, Chief Technical
                                                      Officer and Co-Chairman
Myron S. Eichen(2)...............  72       1998      Director
Alan E. Ross(2)(3)...............  66       1995      Director
Werner F. Wolfen(3)..............  70       1994      Director

---------------
     (1) Member of the Option Committee.
     (2) Member of the Compensation Committee.
     (3) Member of the Audit Committee.

     Unless otherwise instructed, the proxy holders will vote the Proxies received by them IN FAVOR OF the election of each of the nominees named below.

     HENRY T. NICHOLAS III, PH.D. co-founded the Company and has served as its President, Chief Executive Officer and Co-Chairman since the Company's inception. From 1988 through 1991, Dr. Nicholas was first a consultant and then the Director of Microelectronics for PairGain Technologies, Inc., a telecommunications equipment manufacturer, and was the founder of PairGain's microelectronics organization. Prior to joining PairGain, Dr. Nicholas held various senior management positions with the Microelectronics Center of TRW, Inc. between 1982 and 1989. Dr. Nicholas attended the United States Air Force Academy, and received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles.

     HENRY SAMUELI, PH.D. co-founded the Company and has served as its Vice President of Research & Development, Chief Technical Officer and Co-Chairman since the Company's inception. Since 1985, Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits and published more than 100 papers on the subject. Dr. Samueli was the Chief Scientist and one of the founders of PairGain, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985, Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles.

     MYRON S. EICHEN has been a director of the Company since February 1998 and served as an advisor to the Board of Directors from 1994 to February 1998. Mr. Eichen is presently a director of Rokenbok Toy Company and has founded and served as a director of a number of public and private companies. Mr. Eichen also served as Chairman of the Board of Brooktree Corporation (now a division of Conexant Systems Inc.), a semiconductor manufacturer, from 1981 to 1990, and was Chief Executive Officer of Brooktree from 1981 to 1987.

     ALAN E. ROSS has been a director of the Company since November 1995. Mr. Ross is a director of several companies in the semiconductor industry, including Artest Corporation (of which he is Chairman of the Board). Since March 2001, Mr. Ross has served as a director of BitBlitz Inc. Mr. Ross also served as Chairman of the Board of Worldwide Semiconductor Manufacturing Corporation from March 1996 until April 1999. In addition, Mr. Ross served as Chief Executive Officer of Gambit Automated Design, Inc. from June 1997 to February 1998, and was a director of that company from 1991 to 1998. Mr. Ross served as President of Rockwell Telecommunications Group from April 1990 to December 1995. Mr. Ross received a B.S. from San Diego State University.

     WERNER F. WOLFEN has been a director of the Company since July 1994, when he joined the Board of Directors as the nominee of a group of investors. Until December 1998 Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP and was Co-Chairman of the firm's Executive Committee from 1982 to 1992. Since January 1999 Mr. Wolfen has been a Senior Partner Emeritus of Irell & Manella LLP and President of Capri Investments, LLC, an investment advisory firm that is owned by Mr. Wolfen. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Vixel Corporation, a public company, and of Rokenbok Toy Company and Sequal Technologies, Inc., both private companies. Mr. Wolfen received a B.S. from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held 17 meetings during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors has an Audit Committee, a Compensation Committee and an Option Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during the 2000 Fiscal Year.

     AUDIT COMMITTEE. The Audit Committee of the Board of Directors currently consists of two independent directors, Messrs. Ross and Wolfen. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of the Company, including, among other things, the Company's internal audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that have a significant impact on the Company's financial reports. The Audit Committee also consults with the Company's management and the Company's independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company's financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company's independent auditors. The Audit Committee held eight meetings during the 2000 Fiscal Year.

     The Board adopted and approved a charter for the Audit Committee in April 2000. The charter was amended in April 2001. A copy of the charter, as amended, is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors currently consists of two directors, Messrs. Eichen and Ross. The Compensation Committee reviews and makes recommenda-tions to the Board regarding the Company's compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, and stock option and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee also administers the Discretionary Option Grant Program and Stock Issuance Program with respect to the Company's executive officers and Board members and the Salary Investment Option Grant Program under the Company's 1998 Stock Incentive Plan, as amended and restated. The Compensation Committee held one meeting during the 2000 Fiscal Year.

     OPTION COMMITTEE. The Option Committee of the Board of Directors currently consists of two directors, Dr. Nicholas and Dr. Samueli. The Option Committee is responsible for administering the Discretionary Option Grant Program and the Stock Issuance Program under the 1998 Stock Incentive Plan, as amended and restated, with respect to eligible individuals other than the Company's executive officers or Board members. The Option Committee held one meeting and acted on various occasions by unanimous written consent without a meeting during the 2000 Fiscal Year.

DIRECTOR COMPENSATION

     Directors of the Company do not receive cash compensation for their service as directors. Under the Automatic Option Grant Program in effect under the Company's 1998 Stock Incentive Plan, as amended and restated, each new non-employee director will receive an option to purchase 80,000 shares of Class A common stock upon joining the Board of Directors. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director who is to continue to serve as a director will be granted an option to purchase an additional 12,000 shares of Class A common stock, provided that such individual has served as a non-employee director of the Company for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a member of the Board of Directors.

     The current non-employee members of the Board of Directors, Messrs. Eichen, Ross and Wolfen, each received an option grant on April 16, 1998 for 160,000 shares of the Company's Class A common stock. The exercise price per share in effect under each such option is $6.00, the fair market value per share of Class A common stock on the grant date. Each option is immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each option grant will vest in (and the Company's repurchase right will lapse over) four successive equal annual installments upon the optionee's completion of each year of Board service over the four-year period measured from the grant date; however, the shares subject to each option grant will immediately vest in full under certain circumstances as provided in the 1998 Stock Incentive Plan, as amended and restated. At the Company's Annual Meeting of Shareholders in April 2000, Messrs. Eichen, Ross and Wolfen were each eligible to receive a 12,000 share annual stock option grant but declined to accept such grant.

REQUIRED VOTE

     The five nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors. No Proxy may be voted for a greater number of persons than five.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL TWO:

             APPROVAL OF AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN

     The shareholders are being asked to approve the amendment of the Company's 1998 Stock Incentive Plan, as previously amended and restated (the "1998 Plan"), to increase the number of shares of the Company's Class A common stock reserved for issuance under the 1998 Plan by 25,000,000 shares.

     The Board of Directors unanimously adopted this amendment on April 20, 2001, subject to shareholder approval at the Annual Meeting.

     The proposed amendment will assure that a sufficient reserve of Class A common stock remains available for issuance under the 1998 Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and other personnel and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

     The following is a summary of the principal features of the 1998 Plan, as most recently amended. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The 1998 Plan serves as the successor to the Company's 1994 Stock Option Plan and the Special Stock Option Plan (collectively, the "Predecessor Plans"), which terminated in connection with the initial public offering of the Company's Class A common stock in April 1998. All outstanding options under the Predecessor Plans at the time of such termination were transferred to the 1998 Plan.

EQUITY INCENTIVE PROGRAMS

     The 1998 Plan consists of five separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee members of the Board of Directors, and (v) the Director Fee Option Grant Program for such Board members. The principal features of each program are described below. The Compensation Committee of the Board of Directors will have the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee members of the Board and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board of Directors may at any time appoint a secondary committee of one or more members of the Board to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee members of the Board. The Compensation Committee will also have complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals will be governed by the express terms of that program.

     As of the date of this Proxy Statement, the Company has only implemented the Discretionary Option Grant Program and Automatic Option Grant Program and has not issued any shares or granted any options under the Stock Issuance Program, the Salary Investment Option Grant Program or the Director Fee Option Grant Program. The Compensation Committee may determine to implement such programs in the future.

     The term "Plan Administrator," as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant and Director Fee Option Grant Programs. All grants under those programs will be made in strict compliance with the express provisions of such programs.

     The Board of Directors has appointed an Option Committee, consisting of Dr. Nicholas and Dr. Samueli, and has authorized such committee to make option grants and stock issuances under the Discretionary Option Grant Program and the Stock Issuance Program to eligible individuals other than the Company's executive officers and non-employee members of the Board.

SHARE RESERVE

     As of April 20, 2001 a total of 114,159,895 shares of Class A common stock and 31,792,912 shares of Class B common stock had been reserved in the aggregate for issuance over the term of the 1998 Plan. The foregoing share reserve includes the additional increase of 25,000,000 shares of Class A common stock for which shareholder approval is sought under this Proposal. In addition, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January of each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares of Class A common stock.

     No participant in the 1998 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 6,000,000 shares of Class A common stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 6,000,000 share limitation for purposes of Internal Revenue Code Section 162(m).

     The shares of Class A common stock and Class B common stock issuable under the 1998 Plan may be drawn from shares of the Company's authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

     Shares subject to any outstanding options under the 1998 Plan (including options transferred from the Predecessor Plans) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the 1998 Plan will be added back to the number of shares reserved for issuance under the 1998 Plan and will accordingly be available for subsequent issuance. In addition, the share reserve under the 1998 Plan will be increased by any unvested shares originally issued under the Predecessor Plans and subsequently repurchased by the Company, at the option exercise price paid per share, in connection with the optionee's termination of service prior to vesting in those shares, but in no event will such increase exceed more than 598,798 shares as a result of repurchases after April 20, 2001. However, any shares subject to stock appreciation rights exercised under the 1998 Plan will not be available for reissuance.

     Should the exercise price of an option under the 1998 Plan be paid with shares of Class A common stock or should shares of Class A common stock otherwise issuable under the 1998 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the 1998 Plan, then the number of shares of Class A common stock available for issuance under the 1998 Plan will be reduced only by the net number of shares of Class A common stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance.

ELIGIBILITY

     Officers, employees, non-employee members of the Board of Directors and independent consultants in the service of the Company or its parent and subsidiaries, whether now existing or subsequently established, will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The Company's executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board of Directors will also be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

     As of April 20, 2001 nine executive officers, three non-employee members of the Board of Directors and approximately 2,684 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The nine executive officers were eligible to participate in the Salary Investment Option Grant Program, and the three non-employee members of the Board of Directors were eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

VALUATION

     The fair market value per share of Class A common stock on any relevant date under the 1998 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 20, 2001 the fair market value per share determined on such basis was $40.62.

DISCRETIONARY OPTION GRANT PROGRAM

     The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under those options may be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

     Upon cessation of service with the Company, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which will provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock.

     The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Class A common stock or Class B common stock, but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

SALARY INVESTMENT OPTION GRANT PROGRAM

     The Compensation Committee will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program. As of April 20, 2001 no individuals had participated in this program.

     Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Salary Investment Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

     The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Class A common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. In effect, the salary reduction will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date.

     The option will become exercisable in a series of twelve equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis upon certain changes in ownership or control of the Company. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten year option term or (ii) the end of the three year period measured from the date of the optionee's cessation of service.

STOCK ISSUANCE PROGRAM

     Shares of Class A common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of Class A common stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service period. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award. As of April 20, 2001 the Company had not issued any shares under the Stock Issuance Program.

     The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

     Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of Class A common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Class A common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, eligible non-employee members of the Board of Directors will receive a series of option grants over their period of service on the Board of Directors. Each non-employee member of the Board of Directors will, at the time of his or her initial election or appointment to the Board, receive an option grant for 80,000 shares of Class A common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. In addition to the initial option grant, on the date of each Annual Meeting of Shareholders, each individual who is to continue to serve as a non-employee member of the Board of Directors will automatically be granted an option to purchase 12,000 shares of Class A common stock, provided he or she has served as a non-employee member of the Board for at least six months. There will be no limit on the number of such 12,000 share option grants any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company's employ will be eligible to receive one or more such annual option grants over their period of service on the Board. At the Company's Annual Meetings of Shareholders in May 1999 and April 2000, each non-employee member of the Board who was eligible to receive the annual stock option grant declined to accept such grant for 1999 and 2000, respectively.

     Shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

     Each automatic grant will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial 80,000 share automatic option grant will vest in (and the Company's repurchase right will lapse over) a series of four successive equal annual installments upon the optionee's completion of each year of service on the Board over the four-year period measured from the grant date. The shares subject to each annual 12,000 share automatic grant will vest upon the optionee's completion of one year of service on the Board measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a member of the Board of Directors. Following the optionee's cessation of service on the Board for any reason, each option will remain exercisable for a twelve month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of service on the Board.

     On the date of the 2001 Annual Meeting of Shareholders, each of the incumbent non-employee Board members (Messrs. Eichen, Ross and Wolfen) will be eligible to receive an option grant under the Automatic Option Grant Program for 12,000 shares of Class A common stock. Each option will have an exercise price per share equal to the closing selling price per share of the Class A common stock on that grant date.

DIRECTOR FEE OPTION GRANT PROGRAM

     Each non-employee member of the Board of Directors will have the right to apply all or a portion of his total retainer fee, if any, otherwise payable in cash each year to the acquisition of a special option grant under the Director Fee Option Grant Program. The grant will automatically be made on the first trading day in January following the filing of the retainer-fee election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the total dollar amount of the retainer fee subject to the director's election by two-thirds of the fair market value per share of Class A common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the director's election. In effect, the retainer-fee election will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date. As of April 20, 2001 no members of the Company's Board of Directors participated in this program.

     Shareholder approval of this Proposal will constitute pre-approval of each option granted pursuant to the provisions of the Director Fee Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with its terms.

     Options granted under this program will become exercisable for the option shares in a series of twelve successive equal monthly installments upon the optionee's completion of each month of service on the Board of Directors during the calendar year for which the retainer-fee election is in effect and will become immediately exercisable for all of the option shares upon certain changes in ownership or control of the Company. In the event the optionee ceases service on the Board for any reason (other than death or permanent disability), the option will immediately terminate with respect to any unvested shares subject to the option at the time. However, the option will remain exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the ten year option term or (ii) the end of the three year period measured from the date of the optionee's cessation of service on the Board. Should the optionee's service as a member of the Board cease by reason of death or permanent disability, then the option will immediately become exercisable for all the shares of common stock subject to the option and may be exercised for any or all of those shares until the earlier of (i) the expiration of the ten year option term or (ii) the end of the three year period measured from the date of the optionee's cessation of service on the Board.

LIMITED STOCK APPRECIATION RIGHTS

     Each option granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent of the Company's outstanding voting securities or a change in a majority of the Board of Directors as a result of one or more contested elections for membership on the Board of Directors, each outstanding option under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

     Shareholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

PREDECESSOR PLANS

     All outstanding options under the Predecessor Plans that were transferred to the 1998 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 1998 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Class A common stock or Class B common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1998 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

2001 OPTION EXCHANGE AND SUPPLEMENTAL OPTION GRANT PROGRAM

     In April 2001 the Compensation Committee of the Board authorized the Company to implement an option exchange and supplemental option grant program to address the substantial loss in value of the outstanding stock options held by the Company's employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the Company's employ. Accordingly, under the program, each employee holding outstanding stock options to purchase Class A common stock or Class B common stock, under the 1998 Plan or certain other stock option plans maintained by the Company, including stock option plans assumed by the Company in connection with prior acquisitions, with an exercise price in excess of a specified dollar amount per share, will be given the opportunity to exchange that option for a new option under the 1998 Plan for the same number of shares (but comprised solely of Class A common stock) to be granted at least six months and one day after the completion of the option exchange program. Alternatively, an employee may elect to retain an outstanding option with an exercise price in excess of the specified amount and receive a supplemental option for a specified percentage of the shares covered by the retained option.

     The Company estimates that as of April 20, 2001 options for approximately 45,100,000 shares of Class A and Class B common stock in the aggregate would have been eligible for participation in the option exchange and supplemental option grant program. Of this total, options for 350,000 shares were held by the executive officers named in the Summary Compensation Table which appears later in this Proxy Statement, and options for 300,000 additional shares are held by the Company's other executive officers.

     The option exchange and supplemental option grant offer is expected to commence in May. The Company is filing a Schedule TO with the Securities and Exchange Commission (the "SEC" or the "Commission") that provides specific information concerning the option exchange and supplemental option grant program. The terms and conditions of the program are subject to change prior to or during the offering period.

STOCK AWARDS

     The table below sets forth, as to the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1998 Plan from January 1, 2000 through April 20, 2001, together with the weighted average exercise price payable per share for such option grants. The Company has not made any direct stock issuances to date under the 1998 Plan.

                              OPTION TRANSACTIONS

                                          NUMBER OF SHARES                            WEIGHTED AVERAGE
                                             UNDERLYING        TYPE OF SECURITIES    EXERCISE PRICE PER
           NAME AND POSITION             OPTIONS GRANTED(#)    UNDERLYING OPTIONS         SHARE($)
           -----------------             ------------------   --------------------   ------------------
Henry T. Nicholas III, Ph.D. ..........        --                      --                 --
  President, Chief Executive Officer
  and Co-Chairman
Henry Samueli, Ph.D. ..................        --                      --                 --
  Vice President of Research &
  Development, Chief Technical Officer
  and Co-Chairman
David A. Dull..........................         150,000       Class A common stock       $ 118.375
  Vice President of Business Affairs,
  General Counsel and Secretary
Aurelio E. Fernandez...................         100,000       Class A common stock       $ 118.375
  Vice President of Worldwide Sales
William J. Ruehle......................         100,000       Class A common stock       $ 118.375
  Vice President and Chief Financial
  Officer
Myron S. Eichen........................        --                      --                 --
  Director
Alan E. Ross...........................        --                      --                 --
  Director
Werner F. Wolfen.......................        --                      --                 --
  Director
All current executive officers as a
  group (9 persons)....................         650,000       Class A common stock       $122.3173
All current non-employee directors as a
  group (3 persons)....................        --                      --                 --
All employees, including current
  officers who are not executive
  officers, as a group.................      28,403,088       Class A common stock       $121.8029

     As of April 20, 2001, 60,161,557 shares of Class A common stock and 13,825,147 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 5,758,306 shares of Class A common stock and 17,105,946 shares of Class B common stock had been issued under the 1998 Plan, and 50,076,059 shares of Class A common stock remained available for future issuance, including the 25,000,000 shares that are subject to shareholder approval of this Proposal.

     In October 1999 the Company implemented the 1999 Special Stock Option Plan, pursuant to which 1,000,000 additional shares of Class A common stock have been reserved for issuance to employees and independent consultants in the service of the Company or its subsidiaries, provided such individuals are neither officers of the Company nor members of the Board at the time of the option grant. The provisions of the 1999 Special Stock Option Plan are substantially the same as those in effect under the Discretionary Option Grant Program of the 1998 Plan, except that options may be granted with an exercise price below the fair market value of the option shares on the grant date and all the granted options will be non-statutory options under the federal tax laws. As of April 20, 2001 options for 28,730 shares of Class A common stock were outstanding under the 1999 Special Stock Option Plan, 11,812 shares of Class A common stock had been issued under such plan, and 959,458 shares of Class A common stock remained available for future option grant.

     In addition, the Company has assumed obligations under outstanding options held by employees and other individuals in the service of various companies acquired by the Company over the years. As of April 20, 2001 the total number of shares of common stock subject to those assumed options was approximately 10,013,746 shares.

OPTION GRANTS AND ISSUANCES OF SHARES UNDER THE AMENDMENT

     As of April 20, 2001 no stock options had been granted, and no shares had been issued, under the 1998 Plan on the basis of the share increase that will result from the amendment to the 1998 Plan for which shareholder approval is sought at the Annual Meeting.

GENERAL PROVISIONS

  Acceleration

     In the event a change in control of the Company occurs, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program that will become exercisable for all the option shares in the event the optionee's service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

     The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon a change in control or upon the subsequent termination of the individual's service with the Company. The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon any change in control transaction.

     A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than fifty percent of the Company's outstanding voting stock, or (iii) a change in the majority of the Board of Directors effected through one or more contested elections for membership on the Board of Directors.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  Shareholder Rights and Option Transferability

     No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate plan or pursuant to a domestic relations order.

  Changes in Capitalization

     In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee members of the Board of Directors, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the 1998 Plan, (vi) the maximum number and/or class of securities by which the share reserve under the 1998 Plan is to increase automatically each year, and (vii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan may increase as a result of the repurchase of unvested shares originally issued under the Predecessor Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding options thereunder.

  Financial Assistance

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

  Special Tax Election

     The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1998 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

  Amendment and Termination

     The Board of Directors may amend or modify the 1998 Plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board of Directors, the 1998 Plan will terminate on the earliest of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

  Option Grants

     Options granted under the 1998 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code (the "Code"), or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

     Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Stock Appreciation Rights

     No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

  Direct Stock Issuances

     The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory stock option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory stock options with exercise prices equal to the fair market value of the option shares on the grant date under the 1998 Plan will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants made to employees and non-employee directors under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's consolidated financial statements, and the Company must also disclose, in the notes to the Company's consolidated financial statements, the pro forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     Option grants or stock issuances made under the 1998 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

     Option grants made to non-employee consultants (but not non-employee members of the Board of Directors) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, any options that are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares or terminates unexercised.

     Should one or more individuals be granted tandem stock appreciation rights under the 1998 Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

REQUIRED VOTE

     The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the amendment to the 1998 Plan. Should such shareholder approval not be obtained, then the 25,000,000 share increase to the share reserve under the 1998 Plan will not be implemented, any stock options granted under the 1998 Plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of Class A common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The 1998 Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 1998 Plan until all the shares available for issuance under the 1998 Plan have been issued pursuant to such option grants and direct stock issuances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN AS PROVIDED IN PROPOSAL TWO.

                                PROPOSAL THREE:

                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2000 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2001, and is asking the shareholders to ratify this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required to ratify the appointment of Ernst & Young LLP. In the event that the shareholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of March 30, 2001 by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company's common stock, (ii) each director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

                                             SHARES AND PERCENTAGE BENEFICIALLY OWNED(1)     PERCENTAGE
                                           -----------------------------------------------    OF TOTAL
                                             CLASS A                  CLASS B                  VOTING
            BENEFICIAL OWNER               COMMON STOCK   PERCENT   COMMON STOCK   PERCENT   POWER(1)(2)
            ----------------               ------------   -------   ------------   -------   -----------
Henry T. Nicholas III, Ph.D.(3)(4).......        107          *      33,518,799     43.2%       35.09%
Henry Samueli, Ph.D.(3)(5)...............        146          *      33,475,030     43.1        35.05
Myron S. Eichen(6).......................     80,000          *         207,000        *            *
Werner F. Wolfen(7)......................    141,406          *         278,110        *            *
Alan E. Ross(8)..........................     80,000          *             200        *            *
David A. Dull(9).........................      6,836          *         190,739        *            *
Aurelio E. Fernandez(10).................      4,910          *         340,408        *            *
William J. Ruehle(11)....................      6,649          *         956,268      1.2          1.0
All current directors and executive
  officers as a group (12 persons)(12)...    567,055          *      69,794,327     88.7         72.3

---------------
  *  Less than one percent.

 (1) The percentage of shares beneficially owned is based on 178,760,375 shares of Class A common stock and 77,296,871 shares of Class B common stock outstanding as of March 30, 2001. Beneficial ownership is determined in accordance with the rules and regulations of the Commission. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 30, 2001 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by them.

 (2) Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock will vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law and (ii) in the case of a proposed issuance of shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board of Directors then in office.

 (3) The address for Dr. Nicholas and Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616.

 (4) Includes (i)107 shares of Class A common stock and 33,173,669 shares of Class B common stock held by Dr. Nicholas and his spouse, as trustees of the Nicholas Family Trust, and (ii) 1,380 shares of Class B common stock held by Dr. Nicholas as custodian for his children. Also includes 343,750 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

 (5) Includes (i) 3,208,649 shares of Class B common stock owned by HS Management, L.P., of which Dr. Samueli is the General Partner, (ii) 4,700,000 shares of Class B common stock held by Dr. Samueli, as Trustee for the Lifetime Benefit Trust for Henry Samueli, (iii) 146 shares of Class A common stock and 7,222,631 shares of Class B common stock held by Dr. Samueli and his spouse, as

     Trustees of the SHILOH Trust, and (iv) 18,000,000 shares of Class B common stock held by HS Portfolio L.P., of which Dr. Samueli is the General Partner. Also includes 343,750 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

 (6) Includes 207,000 shares of Class B common stock owned by the Eichen Family Trust, of which Mr. Eichen is a trustee. Also includes 80,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

 (7) Includes (i) 3,780 shares of Class B common stock held by the Werner F. Wolfen Annuity Trust B, of which Mr. Wolfen is a beneficiary, (ii) 26,890 shares of Class A common stock and 1,890 shares of Class B common stock held by the Mary G. Wolfen Annuity Trust B, of which Mr. Wolfen's spouse is a beneficiary, (iii) 16,412 shares of Class B common stock held by Werner
     F. Wolfen, a professional corporation, and (iv) 1,220 of Class A common stock held by Mr. Wolfen's spouse. Also includes 27,504 shares of Class B common stock owned by the Estate of Lawrence P. Wolfen, of which Mr. Wolfen serves as executor and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 112,076 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

 (8) Includes 80,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

 (9) Includes an aggregate of 1,258 shares of Class B common stock held by Mr. Dull as custodian for his children. Also includes 88,643 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

(10) Includes (i) 75,182 shares of Class B common stock held by a family trust as to which shares Mr. Fernandez, as co-trustee of such trust, shares voting and dispositive power and (ii) 10,226 shares of Class B common stock held in trusts for the benefit of his children and as to which Mr. Fernandez disclaims beneficial ownership.

(11) Includes 784,393 shares of Class B common stock held by a family trust as to which shares Mr. Ruehle, as co-trustee of such trust, shares voting and dispositive power.

(12) Includes 438,471 shares of Class A common stock and 1,410,128 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 30, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth certain information regarding all executive officers and certain key employees of the Company as of April 20, 2001:

                NAME                   AGE              POSITIONS WITH THE COMPANY
                ----                   ---              --------------------------
Henry T. Nicholas III, Ph.D. ........  41     President, Chief Executive Officer and
                                              Co-Chairman
Henry Samueli, Ph.D. ................  46     Vice President of Research & Development,
                                              Chief Technical Officer and Co-Chairman
Stan Boland..........................  41     Vice President and General Manager, Digital
                                              Subscriber Lines Business Unit
Martin J. Colombatto.................  42     Vice President and General Manager, Networking
                                              Business Unit
Vinod K. Dham........................  50     Vice President and General Manager, Carrier
                                              Access Business Unit
Daniel W. Dobberpuhl.................  56     Vice President and General Manager, Broadband
                                              Processor Business Unit
David A. Dull........................  52     Vice President of Business Affairs, General
                                              Counsel and Secretary
Aurelio E. Fernandez.................  46     Vice President of Worldwide Sales
Timothy M. Lindenfelser..............  41     Vice President and General Manager, Broadband
                                              Communications Business Unit
Vahid Manian.........................  40     Vice President of Manufacturing Operations
Kenton C. Murphy.....................  46     Vice President and General Manager, RF and
                                              Advanced Mixed Signal Business Unit
Scott J. Poteracki...................  47     Corporate Controller and Senior Director of
                                              Finance
William J. Ruehle....................  58     Vice President and Chief Financial Officer
Jeffrey L. Thermond..................  48     Vice President and General Manager, Home
                                              Networking Business Unit
Nancy M. Tullos......................  49     Vice President of Human Resources
Raju Vegesna.........................  41     Vice President and General Manager,
                                              ServerWorks Business Unit

     The following is a brief description of the capacities in which each of the executive officers and key employees has served during the past five years. The descriptions for Dr. Nicholas and Dr. Samueli appear earlier in this Proxy Statement. See "Election of Directors."

     STAN BOLAND has served as the Vice President and General Manager of the Digital Subscriber Lines Business Unit since joining the Company in November 2000 upon its acquisition of Element 14, Inc. Mr. Boland was co-founder, President and Chief Executive Officer of Element 14, Inc. from July 1999 to November 2000. From June 1998 to July 1999, he was the Chief Executive Officer of Acorn Group plc, a diversified electronics/information technology company in the United Kingdom that he joined in September 1997. From 1990 to September 1997, Mr. Boland held various senior business management positions in ICL plc, an information technology subsidiary of Fujitsu Ltd. Mr. Boland received a B.A. and M.A. in Physics and Theoretical Physics from Cambridge University.

     MARTIN J. COLOMBATTO joined the Company in July 1996 as its Director of Marketing for Broadband Access and became the Vice President and General Manager of the Networking Business Unit in December 1997. From 1992 to July 1996, Mr. Colombatto held various sales management positions with LSI Logic Corp., a semiconductor manufacturer. Mr. Colombatto received a B.S. from the California Polytechnic University, Pomona.

     VINOD K. DHAM has served as Vice President and General Manager of the Carrier Access Business Unit since joining the Company in October 2000 upon its acquisition of Silicon Spice Inc. From April 1998 to

October 2000, Mr. Dahm was the Chairman, President and Chief Executive Officer of Silicon Spice Inc. From January 1996 to April 1998, he served as Group Vice President of Advanced Micro Devices, Inc., and from 1995 to January 1996 he served as Chief Operating Officer and Executive Vice President of Nexgen, Inc. until it was acquired by Advanced Micro Devices, Inc. Previously, Mr. Dahm served in various senior management positions at Intel Corporation. Mr. Dahm received a B.S. in Electrical Engineering from the University of Delhi and an M.S. in Electrical Engineering from the University of Cincinnati.

     DANIEL W. DOBBERPUHL has served as Vice President and General Manager of the Broadband Processor Business Unit since joining the Company in December 2000 upon its acquisition of SiByte, Inc. From August 1998 to December 2000, Mr. Dobberpuhl was the founder, Chief Executive Officer and President of SiByte, Inc. Previously, he served as a Senior Corporate Consulting Engineer at Digital Equipment Corporation, where he had worked since 1976. Mr. Dobberpuhl received a B.S.E.E. from the University of Illinois.

     DAVID A. DULL joined the Company as the Vice President of Business Affairs and General Counsel in March 1998 and was appointed Secretary in April 1998. From 1985 until 1998, Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including the Company. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.

     AURELIO E. FERNANDEZ has served as the Vice President of Worldwide Sales since joining the Company in December 1997. From November 1996 to December 1997, Mr. Fernandez served as the Senior Vice President of Sales at Exar Corporation, a semiconductor manufacturer. From November 1994 to November 1996, Mr. Fernandez served as the Senior Vice President of Sales at ICWorks, Inc., a semiconductor manufacturer. Mr. Fernandez received a B.S.E.E. from the University of Florida and an M.B.A. from Florida Atlantic University.

     TIMOTHY M. LINDENFELSER became the Vice President and General Manager of the Broadband Communications Business Unit in January 2000. Previously he served as the Company's Vice President of Marketing since joining the Company in February 1994. From February 1994 until December 1997, Mr. Lindenfelser also served as Vice President of Worldwide Sales. Prior to joining the Company, Mr. Lindenfelser was employed by Brooktree Corporation, a semiconductor manufacturer, where he was responsible for all marketing and new business development for the Communications Strategic Business Unit. Mr. Lindenfelser received a B.S.E.E. from the University of Minnesota and an M.B.A. from the University of San Diego.

     VAHID MANIAN joined the Company in January 1996 as its Director of Operations and became the Vice President of Manufacturing Operations in December 1997. Prior to joining the Company, Mr. Manian served as the Director of Operations at Silicon Systems, Inc., a semiconductor manufacturer, where he led the implementation, production ramp and qualification of advanced PRML-read channel integrated circuits. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

     KENTON C. MURPHY has served as the Vice President and General Manager, RF and Advanced Mixed Signal Business Unit since joining the Company in May 2000 upon its acquisition of Pivotal Technologies Corporation. Mr. Murphy was President and Chief Executive Officer of Pivotal Technologies from May 1999 to May 2000. From February 1996 to January 1999, he was Senior Vice President of the Strategic Business Unit at Cadence Design Systems, a developer of semiconductor design tools. Mr. Murphy received a B.S. from Massachusetts Institute of Technology.

     SCOTT J. POTERACKI has served as the Corporate Controller and Senior Director of Finance since joining the Company in June 2000. In July 2000 he was appointed the Principal Accounting Officer of the Company. Prior to joining the Company, Mr. Poteracki held various financial management positions at Motorola, Inc. from 1978 to June 2000. Mr. Poteracki received a B.S. in Accounting from the University of Illinois and an M.B.A. from Arizona State University.

     WILLIAM J. RUEHLE has served as the Vice President and Chief Financial Officer since joining the Company in June 1997. Previously, Mr. Ruehle served as Executive Vice President and Chief Financial

Officer of Bay Networks, Inc., a networking communications company, from 1994 to January 1997. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

     JEFFREY L. THERMOND has served as the Vice President and General Manager of the Home Networking Business Unit since joining the Company in May 1999 upon its acquisition of Epigram, Inc. Mr. Thermond was President and Chief Executive Officer of Epigram, Inc. from August 1997 to May 1999. From 1994 to August 1997, he was Vice President and General Manager of the Network Systems Division at 3Com Corporation, a networking communications company. Mr. Thermond received a B.A. from Yale University and an M.B.A. from Indiana University.

     NANCY M. TULLOS joined the Company in September 1998 as its Vice President of Human Resources. From January 1998 to August 1998, Ms. Tullos was Vice President, Worldwide Human Resources for Cybermedia, Inc., a commercial software company. From 1987 to January 1998, she was Vice President, Human Resources and Administrative Services for Micropolis Corporation, a designer and manufacturer of disk drives. Ms. Tullos received a B.S. from Ohio University and an M.B.A. from Pepperdine University.

     RAJU VEGESNA has served as the Vice President and General Manager of the ServerWorks Business Unit since joining the Company in January 2001 upon its acquisition of ServerWorks Corporation. Mr. Vegesna has served as President and Chief Executive Officer of ServerWorks Corporation since 1994. Previously, he was the Chief Architect of ROSS Technology, Inc. Mr. Vegesna received a B.S. in Electrical Engineering from Bangalore University and an M.S. in Computer Engineering from Wayne State University.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2000 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1999 and 2000. The listed individuals are hereinafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                              ANNUAL COMPENSATION         ------------
                                                         ------------------------------    SECURITIES
                                                                         OTHER ANNUAL      UNDERLYING
         NAME AND PRINCIPAL POSITIONS            YEAR    SALARY($)(1)   COMPENSATION($)    OPTIONS(#)
         ----------------------------            ----    ------------   ---------------   ------------
Henry T. Nicholas III, Ph.D. ..................  2000      $110,000              --                --
  President, Chief Executive Officer             1999       110,000              --                --
  and Co-Chairman                                1998       112,115              --                --
Henry Samueli, Ph.D. ..........................  2000       110,000              --                --
  Vice President of Research & Development,      1999       110,000              --                --
  Chief Technical Officer and Co-Chairman        1998       112,115              --                --
David A. Dull..................................  2000       110,000              --           150,000
  Vice President of Business Affairs,            1999       110,000        $ 29,661(3)             --
  General Counsel and Secretary                  1998(2)     78,269              --         1,000,000
Aurelio E. Fernandez...........................  2000       110,000          97,747(4)        100,000
  Vice President of Worldwide Sales              1999       110,000          98,430(4)             --
                                                 1998       109,577         108,360(4)        200,000
William J. Ruehle..............................  2000       110,000          29,936(5)        100,000
  Vice President and Chief Financial Officer     1999       110,000          38,815(5)             --
                                                 1998       110,000          46,211(5)      1,000,000

---------------
(1) Includes amounts deferred under the Company's employee profit sharing plan, a tax-qualified plan under Section 401(k) of the Internal Revenue Code.

(2) Mr. Dull joined the Company in March 1998 and became an executive officer in April 1998.

(3) Represents reimbursement for relocation expenses plus a tax gross-up for the portion thereof includable as taxable income.

(4) Includes reimbursement of $63,096, $91,373 and $108,360 in the fiscal years ended December 31, 2000, 1999 and 1998, respectively, for the interest expense on a $1,800,000 full-recourse promissory note delivered by Mr. Fernandez to the Company in December 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income.

(5) Represents reimbursement of $19,324, $25,055 and $29,829 in the fiscal years ended December 31, 2000, 1999 and 1998, respectively, for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to the Company in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning the stock options granted to the Named Executive Officers during the 2000 Fiscal Year. All the grants were made under the Company's 1998 Plan. No stock appreciation rights were granted to any of the Named Executive Officers during the 2000 Fiscal Year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE VALUE
                               ------------------------------------------------     AT ASSUMED ANNUAL RATES
                               NUMBER OF    % OF TOTAL                                  OF STOCK PRICE
                               SECURITIES    OPTIONS     EXERCISE                      APPRECIATION FOR
                               UNDERLYING   GRANTED TO     PRICE                        OPTION TERM(1)
                                OPTIONS     EMPLOYEES    PER SHARE   EXPIRATION   ---------------------------
            NAME                GRANTED      IN 2000     ($/SH)(2)      DATE         5%($)          10%($)
            ----               ----------   ----------   ---------   ----------   ------------   ------------
Henry T. Nicholas III,
  Ph.D. .....................        --         --             --           --             --             --
Henry Samueli, Ph.D. ........        --         --             --           --             --             --
David A. Dull................   150,000(3)     .58%      $118.375     05/26/10    $11,166,810    $28,298,890
Aurelio E. Fernandez.........   100,000(4)     .38        118.375     05/26/10      7,444,540     18,865,926
William J. Ruehle............   100,000(5)     .38        118.375     05/26/10      7,444,540     18,865,926

---------------
(1) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Commission and do not represent the Company's estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the option holder's continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

(2) The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise.

(3) The option will become exercisable in 48 successive equal monthly installments upon the optionee's completion of each month of service from April 24, 2002. In the event of a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities in which the options are not assumed by the surviving entity, they will become immediately exercisable.

(4) The option will become exercisable in 48 successive equal monthly installments upon the optionee's completion of each month of service from December 29, 2001. In the event of a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities in which the options are not assumed by the surviving entity, they will become immediately exercisable.

(5) The option will become exercisable in 48 successive equal monthly installments upon the optionee's completion of each month of service from June 1, 2002. In the event of a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities in which the options are not assumed by the surviving entity, they will become immediately exercisable.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2000 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2000 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR END VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                SHARES         VALUE         AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(2)
                              ACQUIRED ON    REALIZED     ---------------------------   ---------------------------
            NAME              EXERCISE(#)     ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Henry T. Nicholas III,
  Ph.D. ....................    306,250     $56,426,592     506,250              --     $42,367,202             --
Henry Samueli, Ph.D. .......    306,300      56,435,427     506,250              --      42,367,202             --
David A. Dull...............    131,900      18,989,643      48,244         750,000       3,931,886    $45,309,360
Aurelio E. Fernandez........         --              --          --         300,000              --     12,709,360
William J. Ruehle...........         --              --          --       1,100,000              --     70,728,080

---------------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Determined on the basis of the closing sales price per share of the Company's Class A common stock on the Nasdaq National Market on the last day of the 2000 Fiscal Year ($84.00 per share), less the option exercise price payable per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     None of the Named Executive Officers named in the Summary Compensation Table has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board of Directors. The Company has entered into a letter agreement with Mr. Ruehle which provides that Mr. Ruehle shall be entitled to payment of his base salary for one year and continuation of any benefit programs in the event of an acquisition of the Company. In addition, the letter agreement provides that Mr. Ruehle's initial option grant to purchase 1,650,000 shares of the Company's Class B common stock will immediately vest in full in the event of an acquisition or merger of the Company that results in a change in control of the Company or in which the Company is not the surviving entity. The Company has entered into an agreement with Mr. Dull which provides that Mr. Dull's initial option grant to purchase 800,000 shares of the Company's Class B common stock will immediately vest in full in the event of Mr. Dull's death or disability or under certain circumstances in the event of an acquisition or merger of the Company that results in a change of control of the Company or in which the Company is not the surviving entity.

     The Compensation Committee of the Board of Directors, as Plan Administrator of the 1998 Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Eichen and Ross. Neither of these individuals was an officer or employee of the Company at any time during the 2000 Fiscal Year or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company's performance and the value created for our shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of two elements: (i) a base salary that is substantially below market and (ii) long-term, stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the shareholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

     Base Salary and Bonus. The base salary for each executive officer is generally established on the basis of relative parity with other executive officers of the Company. The Compensation Committee's policy is to target base salary levels below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer's overall compensation is primarily composed of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer's total compensation tied to the Company's performance and stock price appreciation in order to create a greater incentive to create value for the Company's shareholders. The Company historically has not paid cash bonuses to executive officers.

     Long-Term Incentives. To date, long-term incentives have consisted solely of grants of options to purchase the Company's common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

     The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO and CTO Compensation. The Compensation Committee has set the base salaries of Dr. Nicholas, the Company's President and Chief Executive Officer ("CEO"), and Dr. Samueli, the Company's Vice President of Research & Development and Chief Technical Officer ("CTO"), at levels that it believes are substantially below the median of base salary levels of chief executive officers and chief technical officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interests of both the CEO and CTO in the Company. Because the CEO and CTO each hold a significant equity stake in the Company, the Compensation Committee believes that they have a significant incentive to continue contributing to the Company's financial success because they will benefit from any appreciation in the value of the Company's common stock.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for the 2000 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company's executive officers for the 2001 Fiscal Year within that limit. The 1998 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company's shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                          Myron S. Eichen
                                          Alan E. Ross

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flow for each of the three years in the period ended December 31, 2000, and the notes thereto.

     Composition. The Audit Committee of the Board of Directors is currently composed of two independent directors, as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The members of the Audit Committee are Messrs. Ross and Wolfen.

     Responsibilities. The responsibilities of the Audit Committee include reviewing and monitoring the corporate financial reporting and the internal and external audits of the Company. Management is responsible for the Company's internal audit and control functions and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition to overseeing these processes, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company's independent auditors.

     Review with Management and Independent Auditors. The Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's independent auditors, Ernst & Young LLP. In addition, the Audit Committee has consulted with management and Ernst & Young LLP prior to the presentation of financial statements to shareholders and during the process of the Company's review of its accounting treatment for certain product purchase and development agreements and related performance-based warrants that the Company assumed in connection with its acquisitions of Altima Communications, Inc., Silicon Spice Inc., Allayer Communications, SiByte, Inc. and Visiontech Ltd.

     The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company's financial statements.

     Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company.

     Conclusion. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission.

     Submitted by the Audit Committee of the Company's Board of Directors:

                                          Alan E. Ross
                                          Werner F. Wolfen

AUDIT AND RELATED FEES

     Audit Fees. The fees billed by Ernst & Young LLP for professional services for the audit of the Company's annual consolidated financial statements for the 2000 Fiscal Year and the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 Fiscal Year were $404,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP to the Company for financial information systems design and implementation for the 2000 Fiscal Year.

     All Other Fees. Other audit-related fees for the 2000 Fiscal Year were an additional $2,159,000 and included, among other things, fees for acquisition-related work, registration statements, accounting consultations and statutorily required audits in certain locations outside the U.S. where the Company has operations. Fees billed to the Company for non-audit-related services rendered by Ernst & Young LLP for the 2000 Fiscal Year, including fees for tax compliance and tax consulting services, were $374,000. All other fees in the aggregate, including audit-related fees, totaled $2,533,000.

     The Audit Committee has determined that the provision of services by Ernst & Young for financial information systems design and implementation and all other fees is compatible with maintaining Ernst & Young's independence.

STOCK PERFORMANCE GRAPH

     The Stock Performance Graph depicted below shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq Stock Market (U.S.) Index, the S&P 500(R) Index and the JP Morgan H&Q Communications Index. The Company's Class A common stock was added to the S&P 500 Index on June 30, 2000, and accordingly that index has been included in the graph.

                 COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN*
       AMONG BROADCOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
          THE S&P 500 INDEX AND THE JP MORGAN H&Q COMMUNICATIONS INDEX

                                              BROADCOM             NASDAQ STOCK          JP MORGAN H&Q
                                            CORPORATION           MARKET (U.S.)          COMMUNICATIONS            S&P 500
                                            -----------           -------------          --------------            -------
4/17/98                                        100.00                 100.00                 100.00                 100.00
12/98                                          503.13                 118.72                 122.32                 112.84
12/99                                         2269.79                 220.62                 382.81                 136.58
12/00                                         1400.00                 132.74                 243.43                 124.15

* $100 INVESTED ON APRIL 17, 1998 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

     The graph covers the period from April 17, 1998, the first trading date of the Company's Class A common stock, to December 31, 2000. The graph assumes that $100 was invested on April 17, 1998 in the Company's Class A common stock at the initial public offering price of $6.00 per share and in each index, and that all dividends were reinvested. The Company has not paid or declared any cash dividends on its Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

     The preceding Stock Performance Graph, Compensation Committee Report and Audit Committee Report, and the Audit Committee charter attached hereto as Appendix A are not considered proxy solicitation materials and are not deemed filed with the Commission. Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, (the "Exchange Act"), that might incorporate future filings made by the Company under those statutes, the Stock Performance Graph, Compensation Committee Report, Audit Committee Report and Audit Committee charter shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

     Since January 1, 2000 there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

     Officer Promissory Notes. Between March 1995 and December 1997, the Company entered into full-recourse promissory notes with certain of its officers and directors to finance the purchase of Class B common stock upon exercise of stock options. Each of the notes is secured by the purchased shares and is due and payable upon the earlier of the stated due date or thirty days (ninety days in the case of Mr. Ruehle) after the termination of such officer's employment with the Company. In July 1997, in connection with the exercise of a stock option, Mr. Ruehle delivered a $467,500 full-recourse promissory note to the Company. Such note bears interest at 6.5% per annum and is due in July 2002. As of December 31, 2000 the outstanding principal on Mr. Ruehle's note was approximately $269,477. The Company has agreed to pay Mr. Ruehle the amount necessary to compensate him for the interest expense. In December 1997, in connection with the exercise of a stock option, Mr. Fernandez delivered a $1.8 million full-recourse promissory note to the Company. Such note bears interest at 6.02% per annum and is due in December 2002. As of December 31, 2000 the outstanding principal on this note was approximately $797,064. The Company has agreed to pay Mr. Fernandez the amount necessary to compensate him for the interest expense.

     Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company's Amended and Restated Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

     Relationship with Irell & Manella LLP. Irell & Manella LLP has represented and continues to represent the Company in various legal matters. Mr. Wolfen served until December 1998 as Senior Partner of Irell & Manella LLP and currently is Senior Partner Emeritus of that firm. Mr. Dull was a Partner of Irell & Manella LLP until March 1998. During the 2000 Fiscal Year the Company paid approximately $2.1 million to Irell & Manella LLP for legal services rendered by that firm.

     Relationship with Broadband Interactive Group. In July 1999 the Company loaned Broadband Interactive Group, Inc. ("BIG") $500,000 pursuant to a convertible promissory note that was due and payable in July 2000 and accrued interest at the rate of 7.0% per annum. In August 1999 the Company elected to convert the outstanding principal under the note into 2,000,000 shares of Class B common stock of BIG. In a recapitalization of its securities effective as of August 30, 2000, shares of BIG's Class B common stock were exchanged for an equal number of shares of Class A common stock. As of April 20, 2001 each of Dr. Nicholas and Dr. Samueli was the beneficial owner of 5,066,667 shares of BIG's Class A common stock. In addition, each of Dr. Nicholas and Dr. Samueli was issued a convertible promissory note by BIG in the principal amount of approximately $9.5 million. In the event that BIG consummates an equity financing, each of Dr. Nicholas and Dr. Samueli may elect to convert all of the unpaid principal and accrued interest on his note into shares of the equity securities issued by BIG in such equity financing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding common stock are subject to requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2000 Fiscal Year transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners except as follows: Mr. Dull inadvertently failed to include the exercise of a stock option on a Form 4 filed with respect to December 2000 but filed an amended Form 4 to reflect the transaction one day after the original due date, and Mr. Lindenfelser inadvertently filed a Form 4 relating to a sale of common stock in November 2000 ten days late, due to administrative errors.

ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Annual Report to Shareholders of the Company for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

     On April 2, 2001 the Company filed with the SEC an Annual Report on Form 10-K for the 2000 Fiscal Year. Shareholders may obtain a copy of the Form 10-K and any of the Company's other SEC reports, free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ DAVID A. DULL
                                          David A. Dull
                                          Vice President of Business Affairs,
                                          General Counsel and Secretary

Irvine, California
April 27, 2001

(C)2001 Broadcom Corporation. All rights reserved. Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
               OF THE BOARD OF DIRECTORS OF BROADCOM CORPORATION
                          (AS AMENDED APRIL 20, 2001)
I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

     Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. The independent auditors' ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent auditors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more independent directors no later than June 14, 2001.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

     The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     1. Review this Charter at least annually and recommend any changes to the Board.

     2. Review the organization's quarterly and annual financial statements and any other relevant reports or other financial information prior to the filing of the Corporation's Quarterly Reports on Form 10-Q or Annual Report on Form 10-K.

     3. Review the regular internal financial reports prepared by management.

     4. Recommend to the Board of Directors the selection of the independent auditors and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee shall obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the auditors' independence.

     5. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

     6. Following completion of the annual audit, review separately with the independent auditors, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

     7. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

     8. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                      LOGO

                                                                     APPENDIX B

                              BROADCOM CORPORATION
                            1998 STOCK INCENTIVE PLAN

                  AMENDED AND RESTATED EFFECTIVE APRIL 20, 2001


                                  ARTICLE ONE

                               GENERAL PROVISIONS



     I.   PURPOSE OF THE PLAN

          This 1998 Stock Incentive Plan is intended to promote the interests of Broadcom Corporation, a California corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

          All share numbers in this September 1999 restatement reflect (i) the two-for-one split of the Common Stock which was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and (ii) the two-for-one split of the Common Stock which was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000.

     II.  STRUCTURE OF THE PLAN

          A. The Plan shall be divided into five separate equity incentive programs:

               - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

               - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

          D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.


                                       2.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

               (i)   Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.


                                       3.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Underwriting Date, including any individuals who first became non-employee Board members prior to such Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 145,952,807 shares.(1) Such reserve shall consist of (i) the 63,922,252 shares which were transferred as of the Plan Effective Date from the Predecessor Plans to this Plan, including the shares subject to outstanding options under that Predecessor Plans, (ii) plus an additional increase of 1,619,168 shares on January 4, 1999 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (iii) an additional increase of 20,000,000 shares authorized by the Board on September 24, 1999 and approved by the shareholders at the Special Shareholders Meeting held on November 22, 1999, plus (iv) plus an additional increase of 9,416,902 shares on January 3, 2000 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (v) an additional increase of 15,000,000 shares authorized by the Board on February 29, 2000 and approved by the shareholders at the 2000 Annual Meeting, plus (vi) an additional increase of 10,994,485 shares on January 2, 2001 pursuant to the automatic share increase provisions of Section V.B of this Article One plus
(vii) an additional increase of 25,000,000 shares authorized by the Board on April 20, 2001, subject to shareholder approval at the 2001 Annual Meeting. To the extent any unvested shares of Common Stock outstanding under the Predecessor Plans as of the Plan Effective Date are subsequently repurchased by the Corporation, at the option exercise price paid per share, in connection with the holder's termination of Service prior to vesting in those shares, the repurchased shares shall be added to the reserve of Common Stock available for issuance under the Plan, but in no event shall such addition exceed 18,000,000 shares.


--------------------------------

     (1) The Common Stock issuable under the Plan shall be Class A Common Stock, except to the extent such stock is to be issued upon the exercise of outstanding options incorporated from the Predecessor Plans. For those options, the issuable stock shall be Class B Common Stock.


                                       4.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 18,000,000 shares.

          C. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards for more than 6,000,000 shares of Common Stock in the aggregate per calendar year.

          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. All shares which become available for reissuance under the Plan, including the shares of Class B Common Stock subject to the outstanding options incorporated into this Plan from the Predecessor Plans which expire or terminate unexercised and any unvested shares of Class B Common Stock repurchased by the Corporation pursuant to its repurchase rights, shall be issuable solely as Class A Common Stock. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance. However, shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall NOT be available for subsequent issuance under the Plan.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into


                                       5.

this Plan from the Predecessor Plans, (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One and (vii) the maximum number and/or class of securities which may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                       6.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i)   cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.


                                       7.

          C.   EFFECT OF TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

               (iii) Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.


                                       8.

          D. SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A.   ELIGIBILITY. Incentive Options may only be granted to Employees.

          B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.


                                       9.

          C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. No option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent: (i) that option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, if none of the foregoing conditions are satisfied, then each option outstanding at the time of the Change in Control but not otherwise exercisable for all the option shares shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.


                                      10.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year and (v) the maximum number and class of securities which may be added to the Plan through the repurchase of unvested shares issued under the Predecessor Plans. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, vest and become exercisable for all the option shares on an accelerated basis and may be exercised for any or all of the option shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall vest and become exercisable for all the option shares on an accelerated basis in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.


                                      11.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable for all the option shares on an accelerated basis and may be exercised for any or all of the option shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the option term.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:


                                      12.

               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

               (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

               (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.


                                      13.

               (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

               (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.


                                      14.

                                 ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM



     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66-2/3%), where

                           X is the number of option shares,


                                      15.

                         A is the dollar amount of the reduction in the
                    Optionee's base salary for the calendar year to be in effect pursuant to this program, and

                         B is the Fair Market Value per share of Common Stock on
                    the option grant date.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CHANGE IN CONTROL/ HOSTILE TAKE-OVER

          A. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three
(3)-year period measured from the date of the Optionee's cessation of Service,
(iii) the termination of the option in connection with a subsequent Change in Control or (iv) the surrender of the option in connection with a Hostile Take-Over.


                                      16.

          B. In the event of a Hostile Take-Over while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of such Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service, (iii) the termination of the option in connection with a Change in Control or (iv) the surrender of the option in connection with that Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Salary Investment Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                      17.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      18.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM



     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

          A.   PURCHASE PRICE.

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

               (i)  cash or check made payable to the Corporation, or

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   VESTING PROVISIONS.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. Upon the attainment of such performance goals, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards.


                                      19.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control,


                                      20.

except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or
(ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Change on Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest at the time of such Change in Control.

          C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the Involuntary Termination of the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights do not otherwise terminate.

          D. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Hostile Take-Over, and the shares of Common Stock subject to those terminated rights shall accordingly vest at the time of such Hostile Take-Over.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.


                                      21.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM



          The provisions of this Article Five reflect the amendment to the Automatic Option Grant Program which was authorized by the Board on April 21, 2000.

     I.   OPTION TERMS

          A. GRANT DATES. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time after April 21, 2000 shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 80,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.(2)

               2. On the date of each Annual Shareholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 12,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 12,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who joined the Board prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.   EXERCISE PRICE.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.




---------------------
     (2) Prior to April 21, 2000, the initial grant to a newly elected or appointed non-employee Board member was for 160,000 shares, as adjusted for the two 2-for-1 splits of the Common Stock.


                                      22.

          D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 80,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of service as a Board member over the four
(4)-year period measured from the option grant date. The shares subject to each annual 12,000-share option grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

          E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Five may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.


                                      23.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

          C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is


                                      24.

otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          E. Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      25.

                                  ARTICLE SIX

                        DIRECTOR FEE OPTION GRANT PROGRAM



     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A / (B x 66-2/3%), where

               X is the number of option shares,

               A is the portion of the annual retainer fee subject to the non-employee Board member's election, and


                                      26.

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Six may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          E. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee's death while holding such option, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.


                                      27.

               Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Board service.

     III. CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction. Any option so assumed or continued in effect shall remain exercisable for the fully-vested shares until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three
(3)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a subsequent Change in Control transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          B. In the event of a Hostile Take-Over while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a Change in Control transaction or (iv) the surrender of the option in connection with that Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the


                                      28.

aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                      29.

                                 ARTICLE SEVEN

                                 MISCELLANEOUS

     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.


                                      30.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

          D. The Plan was amended by the Board in September 1999 (the "September 1999 Restatement") to effect the following changes:

               (i) increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 10,000,000 shares; and

               (ii) revise the automatic share increase provisions of the Plan so that the number of shares of Common Stock by which the share reserve is to increase automatically on the first trading day of January each year shall be increased from 3% of the total number of shares of Class A Common Stock outstanding on the last trading day in December of the immediately preceding calendar year to 4.5% of the total number of shares of Class A and Class B Common Stock outstanding on the last trading day of December each year, beginning with the January 3, 2000 annual increase, but in no event shall any such annual increase exceed 18,000,000 shares of Class A Common Stock.


                                      31.

               The amendment was approved by the shareholders at the Special Shareholders Meeting held on November 22, 1999.

          E. The Plan was amended by the Board on February 29, 2000 (the "February 2000 Restatement") to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 15,000,000 shares, and such increase was approved by the shareholders at the 2000 Annual Shareholders Meeting.

          F. The Plan was amended by the Board on April 21, 2000 (the "April 2000 Restatement") to revise the provisions of the Automatic Option Grant Program to reduce the number of shares of Common Stock subject to the automatic option grant made to each newly elected or appointed non-employee Board member from 160,000 shares of Common Stock to 80,000 shares of Common Stock.

          G. The Plan was amended by the Board on April 20, 2001 (the "April 2001 Restatement") to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 25,000,000 shares. No option grants made on the basis of the 25,000,000 share increase authorized by the April 2001 Restatement shall become exercisable in whole or in part unless and until the April 2001 Restatement is approved by the shareholders at the 2001 Annual Shareholders Meeting. Should such shareholder approval not be obtained, then each option grant made pursuant to the 25,000,000-share increase authorized by the April 2001 Restatement shall terminate and cease to be outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to that 25,000,000-share increase shall remain in effect, and option grants and direct stock issuances may continue to be made pursuant to those provisions of the Plan.

          H. The Plan shall terminate upon the earliest to occur of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Should the Plan terminate on January 31, 2008, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained


                                      32.

shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


                                      33.

                                    APPENDIX


          The following definitions shall be in effect under the Plan:

          A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Five of the Plan.

          B.   BOARD shall mean the Corporation's Board of Directors.

          C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

               (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

               (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

          D.   CODE shall mean the Internal Revenue Code of 1986, as amended.

          E.   COMMON STOCK shall mean the Corporation's Class A Common Stock.

          F. CORPORATION shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

          G. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

          H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.


                                      A-1.

          I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program or the Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

          J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

          L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          M. HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept, or


                                      A-2.

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination. .

          N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

          O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

          R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.


                                      A-3.

          T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

          V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          W. PLAN shall mean the Corporation's 1998 Stock Incentive Plan, as set forth in this document.

          X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Y.   PLAN EFFECTIVE DATE shall mean February 3, 1998.

          Z. PREDECESSOR PLANS shall collectively mean the Corporation's 1994 Amended and Restated Stock Option Plan and the Special Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

          AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

          BB. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under Article Three of the Plan.

          CC. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.


                                      A-4.

          DD. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

          EE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          FF. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          GG. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

          HH. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          II. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Four of the Plan.

          JJ. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          KK. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          LL. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          MM. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          NN. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          OO. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.



                                      A-5.

PROXY                         BROADCOM CORPORATION                         PROXY

                              CLASS A COMMON STOCK
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 29, 2001
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROADCOM
                                  CORPORATION

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 29, 2001 and the Proxy Statement, and appoints William J. Ruehle and Timothy M. Lindenfelser, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, on May 29, 2001 at 10:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified: Henry
   T. Nicholas III, Ph.D., Henry Samueli, Ph.D., Myron S. Eichen, Alan E. Ross, Werner F. Wolfen

    [ ] FOR ALL NOMINEES      [ ] WITHHOLD AUTHORITY FOR THE NOMINEE(S) NOTED
                                       ABOVE

     (AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR
                 OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE)

2. To approve the amendment of the Company's 1998 Stock Incentive Plan, as amended and restated, to increase the number of shares of Class A common stock reserved for issuance under the plan by 25,000,000 shares.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

                                                       Please print the name(s)
                                                       appearing on each share
                                                       certificate(s) over which
                                                       you have voting
                                                       authority:

                                                       -------------------------
                                                           (Print name(s) on
                                                             certificate)

                                                       -------------------------

                                                       -------------------------
                                                       Please sign your name(s)
                                                       (Authorized Signature(s))

                                                       Date:

  ------------------------------------------------------------------------------

PROXY                         BROADCOM CORPORATION                         PROXY

                              CLASS B COMMON STOCK
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 29, 2001
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BROADCOM
                                  CORPORATION

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 29, 2001 and the Proxy Statement, and appoints William J. Ruehle and Timothy M. Lindenfelser, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, on May 29, 2001 at 10:00 a.m. Pacific Time and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified: Henry
   T. Nicholas III, Ph.D., Henry Samueli, Ph.D., Myron S. Eichen, Alan E. Ross, Werner F. Wolfen

   [ ] FOR ALL NOMINEES      [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S)
                                    NOTED ABOVE

     (AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR
                 OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE)

2. To approve the amendment of the Company's 1998 Stock Incentive Plan, as amended and restated, to increase the number of shares of Class A common stock reserved for issuance under the plan by 25,000,000 shares.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

                                                       Please print the name(s)
                                                       appearing on each share
                                                       certificate(s) over which
                                                       you have voting
                                                       authority:

                                                       -------------------------
                                                           (Print name(s) on
                                                             certificate)

                                                       -------------------------

                                                       -------------------------
                                                       Please sign your name(s)
                                                       (Authorized Signature(s))

                                                       Date:

  ------------------------------------------------------------------------------